KKR & Co. L.P. Reports Fourth Quarter and Full Year 2017 Results
_________________________________________________________________________________________________________________________________________________________________________
NEW YORK, February 8, 2018 - KKR & Co. L.P. (NYSE: KKR) today reported its fourth quarter and full year 2017 results.

GAAP net income (loss) attributable to KKR & Co. L.P. common unitholders was $166.4 million and $984.9 million for the quarter and full year ended December 31, 2017, respectively. On a diluted basis, net income (loss) per common unit was $0.32 and $1.95 for the quarter and full year ended December 31, 2017, respectively. GAAP KKR & Co. L.P. Capital - Common Unitholders equity was $6.7 billion (1) as of December 31, 2017, or $13.79, per outstanding common unit.

After-tax Economic Net Income (Loss) and After-tax Economic Net Income (Loss) per adjusted unit were $414.9 million and $0.48, respectively, for the quarter ended December 31, 2017. After-tax Distributable Earnings and After-tax Distributable Earnings per adjusted unit eligible for distribution were $427.1 million and $0.52, respectively, for the quarter ended December 31, 2017.

After-tax Economic Net Income (Loss) and After-tax Economic Net Income (Loss) per adjusted unit were $2,025.8 million and $2.38, respectively, for the full year ended December 31, 2017. After-tax Distributable Earnings and After-tax Distributable Earnings per adjusted unit eligible for distribution were $1,559.9 million and $1.91, respectively, for the full year ended December 31, 2017.

Highlights

•
For the Fourth Quarter and Full Year, After-tax Distributable Earnings was $427 million, or $0.52 per adjusted unit eligible for distribution and $1.6 billion, or $1.91 per adjusted unit eligible for distribution

•
Assets Under Management (“AUM”) were $168 billion, up 30%, compared to December 31, 2016. In the Fourth Quarter, KKR closed on $8.5 billion for our Core Investment strategy including a $3 billion commitment from KKR’s balance sheet

•
Strategic initiatives in the Fourth Quarter included an increase in our ownership of Marshall Wace from 24.9% to 29.9% and the listing of Corporate Capital Trust (NYSE: CCT) together with an announced transaction with FS Investments to create a business development company platform with $18 billion in combined assets under management [2]

•	Book value was $11.7 billion as of December 31, 2017 or $14.20 per outstanding adjusted unit

•	KKR’s Senior Management and Board of Directors are evaluating whether to convert from a partnership to a corporation

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“2017 was a strong year for KKR evidenced by the 30% increase in our Assets Under Management and 17% growth in our book value per unit,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR.  “Additionally, through our integrated model - the combination of our investment funds, balance sheet and capital markets capabilities - we were able to create more investment opportunities for our fund investors and generate record results in our capital markets business.”

Note: Certain financial measures, including economic net income ("ENI"), After-tax ENI, After-tax distributable earnings, book value, adjusted units and outstanding adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits C and D for a reconciliation of such measures to financial results prepared in accordance with GAAP.

(1) GAAP KKR & Co. L.P. Capital - Common Unitholders equity represents only that portion of the business held by KKR & Co. L.P. and does not include the economic interests that are held by KKR Holdings L.P. Our reportable segments are presented prior to giving effect to the allocation of ownership interests between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total.

(2) The announced transaction with FS Investments is subject to the satisfaction of customary closing conditions including requisite regulatory and stockholder approvals.

GAAP RESULTS COMMENTARY
Fees and Other
Fees and Other for the quarter and year ended December 31, 2017 were $941.6 million and $3,282.3 million, respectively, compared to $481.5 million and $1,908.1 million for the comparable periods of 2016. The net increases in both periods were primarily due to increases in carried interest gains primarily reflecting a higher level of appreciation in the value of our private equity portfolio as compared to the comparable prior periods as well as higher transaction fees primarily in our Capital Markets and Private Markets segments.
Expenses
Expenses for the quarter and year ended December 31, 2017 were $636.7 million and $2,336.7 million, respectively, compared to $452.8 million and $1,695.5 million for the comparable periods of 2016. The increases were primarily due to a higher level of performance income compensation reflecting a higher level of appreciation in the value of our private equity portfolio in the 2017 periods as well as increased cash compensation and benefits in connection with a higher level of fees.
Total Investment Income (Loss)
Total investment income (loss) was $356.6 million for the quarter ended December 31, 2017 compared to $440.1 million for the quarter ended December 31, 2016. The decrease was primarily due to a lower level of net gains in our investment portfolio in the current period as compared to the prior period, partially offset by an increase in dividend income in the current period.

Total investment income (loss) was $1,838.8 million for the year ended December 31, 2017 compared to $762.6 million for the year ended December 31, 2016. The increase was primarily due to an increase in the value of KKR's private equity and credit portfolios.
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders was $166.4 million for the quarter ended December 31, 2017 compared to $171.0 million for the quarter ended December 31, 2016.

Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders was $984.9 million for the year ended December 31, 2017 compared to $287.1 million for the year ended December 31, 2016.
TOTAL REPORTABLE SEGMENTS RESULTS COMMENTARY
Segment Revenues
Total segment revenues for the quarter ended December 31, 2017 were $1,010.6 million, compared to total segment revenues of $664.4 million in the comparable period of 2016. The increase was primarily attributable to (i) a higher level of carried interest gains, (ii) an increase in transaction fees in our Capital Markets and Private Markets segments and (iii) an increase in management fees in our Private Markets segment. These increases were partially offset by lower net investment income. The higher level of carried interest gains was primarily due to a higher level of net appreciation in our private equity portfolio in the fourth quarter of 2017. The increase in transaction fees was driven largely by an increase in both the number and size of capital markets transactions in the current quarter. The increase in management fees was primarily attributable to the closing of two flagship private equity funds in 2017, resulting in higher management fees compared to the 2016 period. For the quarter ended December 31, 2017, KKR's private equity portfolio appreciated 7.4%.
Total segment revenues for the year ended December 31, 2017 were $4,068.1 million, compared to total segment revenues of $1,865.3 million in the comparable period of 2016. The increase was primarily driven by increases in performance income, investment income and fees. The increase in performance income was driven largely by higher appreciation in our private equity and certain of our alternative credit portfolios. The increase in investment income was due to the appreciation of our private equity and certain of our alternative credit portfolios in 2017. The increase in fees was driven primarily by an increase in transaction fees in our Capital Markets and Private Markets segments and an increase in management fees in our Private Markets segment. For the year ended December 31, 2017, KKR's private equity portfolio appreciated 23.3%.

Economic Net Income
ENI was $541.6 million for the quarter ended December 31, 2017 compared to ENI of $383.2 million for the quarter ended December 31, 2016. The increase was primarily attributable to higher total segment revenues as described above.
ENI was $2,435.3 million for the year ended December 31, 2017 compared to ENI of $794.4 million for the year ended December 31, 2016. The increase was primarily attributable to higher total segment revenues as described above.
AUM and FPAUM
AUM was $168.5 billion as of December 31, 2017, an increase of $15.2 billion, compared to AUM of $153.3 billion as of September 30, 2017. The increase was primarily driven by new capital raised and an increase in value in our private equity and credit strategies. These increases were partially offset by distributions to limited partners of our private equity funds arising from realizations and distributions made in our Public Markets segment.
FPAUM was $117.4 billion as of December 31, 2017, an increase of $3.7 billion, compared to FPAUM of $113.7 billion as of September 30, 2017. The increase was primarily attributable to new capital raised in our Public Markets and Private Markets segments. These increases were partially offset by distributions in our Public Markets segment and distributions to limited partners of our private equity funds arising from realizations.
DISTRIBUTIONS AND OTHER
A distribution of $0.17 per common unit has been declared, which will be paid on March 6, 2018 to holders of record of common units as of the close of business on February 20, 2018. Under KKR's current distribution policy, KKR intends to make equal quarterly distributions of $0.17 per unit to holders of its common units.
A distribution of $0.421875 per Series A Preferred Unit has been declared and set aside for payment on March 15, 2018 to holders of record of Series A Preferred Units as of the close of business on March 1, 2018. A distribution of $0.406250 per Series B Preferred Unit has been declared and set aside for payment on March 15, 2018 to holders of record of Series B Preferred Units as of the close of business on March 1, 2018.
The declaration and payment of any future distributions on preferred or common units are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P. and the terms of its limited partnership agreement. There can be no assurance that future distributions will be made as intended or at all, that unitholders will receive sufficient distributions to satisfy payment of their tax liabilities as limited partners of KKR or that any particular distribution policy for common units will be maintained.
Since October 27, 2015, KKR has a total of $750 million authorized to repurchase its common units, of which $459 million has been spent to repurchase 31.7 million common units as of February 5, 2018 at an average price of $14.47 per unit. On October 3, 2017, KKR canceled equity awards representing 1.0 million common units to satisfy tax obligations of $20 million in connection with their vesting, bringing cumulative cancellations of equity awards representing 8.2 million common units to satisfy tax obligations of $137 million. In total, 39.9 million common units have been retired on a fully-diluted basis since October 27, 2015. Common units may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise.
On November 17, 2017, KKR Financial Holdings LLC ("KFN") completed a private offering of $125 million aggregate principal amount of 5.50% Senior Notes due 2032. The notes constitute a further issuance of and are part of the same series as KFN's 5.50% Senior Notes due 2032 first issued on March 30, 2017. The notes will mature on March 30, 2032, unless earlier redeemed or repurchased.

On January 16, 2018, KFN redeemed all of its outstanding 7.375% Series A LLC Preferred Shares, for $373.8 million.
CONFERENCE CALL
A conference call to discuss KKR's financial results will be held on Thursday, February 8, 2018 at 10:00 a.m. ET. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 4098302, beginning approximately two hours after the broadcast.
A slide presentation containing supplemental commentary about KKR's financial results for the fiscal quarter and year ended December 31, 2017 may be accessed through the Investor Center of the KKR website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. The presentation will be referenced on the conference call discussed above.
From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

ABOUT KKR
KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate, credit and, through its strategic partners, hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside its partners' capital and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including the statements with respect to the declaration and payment of distributions in future quarters and the timing, manner and volume of repurchase of common units pursuant to its repurchase program. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, ENI, after-tax ENI, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, fee related earnings, fee and yield segment EBITDA, core interest expense and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the failure to receive, delays in the receipt of, or unacceptable or burdensome conditions imposed in connection with, all required shareholder or regulatory approvals for the pending strategic BDC partnership; the satisfaction of the closing conditions to the pending strategic BDC partnership; the possibility that certain assumptions with respect to the strategic BDC partnership could prove to be inaccurate; the challenges of operating a strategic BDC partnership with a third party; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; the degree and nature of KKR’s competition; and whether a conversion from a partnership to a corporation will be made, and if made, the timing, terms or benefits of such conversion. All forward looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 24, 2017, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.
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CONTACT INFORMATION
Investor Relations:
Kohlberg Kravis Roberts & Co. L.P.
Craig Larson
Tel: +1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com

Media:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

KKR
CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenues
Fees and Other	$941,648	$481,475	$3,282,265	$1,908,093
Expenses
Compensation and Benefits	461,173	283,751	1,695,490	1,063,813
Occupancy and Related Charges	14,572	15,463	58,722	64,622
General, Administrative and Other	160,958	153,602	582,480	567,039
Total Expenses	636,703	452,816	2,336,692	1,695,474
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	117,504	333,808	1,203,159	342,897
Dividend Income	101,971	19,866	202,115	187,853
Interest Income	348,587	268,615	1,242,419	1,021,809
Interest Expense	(211,495)	(182,141)	(808,898)	(789,953)
Total Investment Income (Loss)	356,567	440,148	1,838,795	762,606

Income (Loss) Before Taxes	661,512	468,807	2,784,368	975,225

Income Tax (Benefit)	146,826	5,800	224,326	24,561

Net Income (Loss)	514,686	463,007	2,560,042	950,664

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	9,776	(13,092)	73,972	(8,476)
Net Income (Loss) Attributable to
Noncontrolling Interests	330,180	296,789	1,467,765	649,833

Net Income (Loss) Attributable to KKR & Co. L.P.	174,730	179,310	1,018,305	309,307

Net Income (Loss) Attributable to Series A Preferred Unitholders	5,822	5,822	23,288	17,337
Net Income (Loss) Attributable to Series B Preferred Unitholders	2,519	2,519	10,076	4,898

Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	$166,389	$170,969	$984,941	$287,072

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.35	$0.38	$2.10	$0.64
Diluted (1)	$0.32	$0.35	$1.95	$0.59
Weighted Average Common Units Outstanding
Basic	481,165,742	451,154,845	468,282,642	448,905,126
Diluted (1)	520,156,583	484,312,804	506,288,971	483,431,048

(1) KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnerships.

KKR
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except per common unit amounts)

	As of
	December 31, 2017	December 31, 2016

Assets
Cash and Cash Equivalents	$1,876,687	$2,508,902
Investments	39,013,934	31,409,765
Other Assets	4,944,098	5,084,230
Total Assets	45,834,719	39,002,897

Liabilities and Equity
Debt Obligations	21,193,859	18,544,075
Other Liabilities	3,978,060	3,340,739
Total Liabilities	25,171,919	21,884,814

Redeemable Noncontrolling Interests	610,540	632,348

Equity
Series A Preferred Units	332,988	332,988
Series B Preferred Units	149,566	149,566
KKR & Co. L.P. Capital - Common Unitholders	6,703,382	5,457,279
Noncontrolling Interests	12,866,324	10,545,902
Total Equity	20,052,260	16,485,735
Total Liabilities and Equity	$45,834,719	$39,002,897

KKR & Co. L.P. Capital Per Outstanding Common Unit - Basic	$13.79	$12.06

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$234,381	$232,954	$198,137	$905,188	$797,862
Monitoring Fees	22,949	14,342	12,228	81,021	64,354
Transaction Fees	198,580	179,167	68,271	777,247	344,274
Fee Credits	(50,281)	(70,747)	(22,356)	(261,429)	(131,628)
Total Management, Monitoring and Transaction Fees, Net	405,629	355,716	256,280	1,502,027	1,074,862
Performance Income (Loss)
Realized Incentive Fees	65,011	4,074	23,449	73,395	33,346
Realized Carried Interest	308,671	419,438	503,176	1,198,981	1,256,208
Unrealized Carried Interest	222,535	(59,638)	(285,616)	600,242	(420,372)
Total Performance Income (Loss)	596,217	363,874	241,009	1,872,618	869,182
Investment Income (Loss)
Net Realized Gains (Losses)	31,336	76,053	969	194,020	371,563
Net Unrealized Gains (Losses)	(65,753)	(50,902)	141,276	395,358	(584,423)
Total Realized and Unrealized	(34,417)	25,151	142,245	589,378	(212,860)
Interest Income and Dividends	90,421	70,557	69,101	285,696	322,857
Interest Expense	(47,264)	(45,613)	(44,264)	(181,612)	(188,761)
Net Interest and Dividends	43,157	24,944	24,837	104,084	134,096
Total Investment Income (Loss)	8,740	50,095	167,082	693,462	(78,764)
Total Segment Revenues	1,010,586	769,685	664,371	4,068,107	1,865,280
Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	139,409	130,621	95,260	544,987	395,016
Realized Performance Income Compensation	155,761	177,705	215,650	533,450	538,321
Unrealized Performance Income Compensation	90,439	(19,826)	(112,786)	247,601	(161,510)
Total Compensation and Benefits	385,609	288,500	198,124	1,326,038	771,827
Occupancy and Related Charges	13,962	14,672	14,914	56,410	62,400
Other Operating Expenses	66,688	70,517	67,806	243,772	234,348
Total Segment Expenses	466,259	373,689	280,844	1,626,220	1,068,575
Income (Loss) attributable to noncontrolling interests	2,741	1,046	334	6,551	2,336
Economic Net Income (Loss)	541,586	394,950	383,193	2,435,336	794,369
Equity-based Compensation	54,468	54,921	37,970	204,308	186,227
Pre-tax Economic Net Income (Loss)	487,118	340,029	345,223	2,231,028	608,142
Provision for Income Tax (Benefit)	63,854	23,317	(2,335)	171,904	10,282
Preferred Distributions	8,341	8,341	8,341	33,364	22,235
After-tax Economic Net Income (Loss)	$414,923	$308,371	$339,217	$2,025,760	$575,625

After-tax Economic Net Income (Loss) Per Adjusted Unit	$0.48	$0.36	$0.40	$2.38	$0.68
Weighted Average Adjusted Units (Fully Diluted Basis)	857,770,314	848,087,704	839,268,845	850,711,066	841,304,836

Other Operating Measures:
Fee Related Earnings (1)	$238,380	$191,880	$116,407	$866,606	$537,419
After-tax Distributable Earnings (2)	$427,065	$464,454	$389,874	$1,559,908	$1,527,696

Assets Under Management	$168,470,600	$153,339,500	$129,555,700	$168,470,600	$129,555,700
Fee Paying Assets Under Management	$117,437,500	$113,723,000	$101,473,400	$117,437,500	$101,473,400
Capital Invested and Syndicated Capital	$5,971,800	$5,144,800	$2,461,500	$23,045,100	$12,199,700
Uncalled Commitments	$56,553,100	$47,250,500	$37,791,300	$56,553,100	$37,791,300

Note: See "Notes to Reportable Segments" for more information about certain non-GAAP financial measures and Exhibits C and D for a reconciliation of such measures to the financial results presented in accordance with GAAP.

(1) See Exhibit A "Other Financial Information" for the definition and calculation of Fee Related Earnings.
(2) See page 8 for the calculation of After-tax Distributable Earnings.

KKR
CALCULATION OF DISTRIBUTABLE SEGMENT REVENUES (UNAUDITED) (1)
(Amounts in thousands)

	Quarter Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Distributable Segment Revenues
Fees and Other, Net
Management Fees	$234,381	$232,954	$198,137	$905,188	$797,862
Monitoring Fees	22,949	14,342	12,228	81,021	64,354
Transaction Fees	198,580	179,167	68,271	777,247	344,274
Fee Credits	(50,281)	(70,747)	(22,356)	(261,429)	(131,628)
Total Fees and Other, Net	405,629	355,716	256,280	1,502,027	1,074,862

Realized Performance Income (Loss)
Incentive Fees	65,011	4,074	23,449	73,395	33,346
Carried Interest	308,671	419,438	503,176	1,198,981	1,256,208
Total Realized Performance Income (Loss)	373,682	423,512	526,625	1,272,376	1,289,554

Realized Investment Income (Loss)
Net Realized Gains (Losses)	31,336	76,053	969	194,020	371,563
Interest Income and Dividends	90,421	70,557	69,101	285,696	322,857
Interest Expense	(47,264)	(45,613)	(44,264)	(181,612)	(188,761)
Total Realized Investment Income (Loss)	74,493	100,997	25,806	298,104	505,659
Total Distributable Segment Revenues	$853,804	$880,225	$808,711	$3,072,507	$2,870,075

CALCULATION OF DISTRIBUTABLE SEGMENT EXPENSES (UNAUDITED) (1)
(Amounts in thousands)

	Quarter Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Distributable Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	139,409	130,621	95,260	544,987	395,016
Performance Income Compensation	155,761	177,705	215,650	533,450	538,321
Total Compensation and Benefits	295,170	308,326	310,910	1,078,437	933,337
Occupancy and Related Charges	13,962	14,672	14,914	56,410	62,400
Other Operating Expenses	66,688	70,517	67,806	243,772	234,348
Total Distributable Segment Expenses	$375,820	$393,515	$393,630	$1,378,619	$1,230,085

CALCULATION OF AFTER-TAX DISTRIBUTABLE EARNINGS (UNAUDITED) (1)
(Amounts in thousands, except per unit amounts)

	Quarter Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
After-tax Distributable Earnings
Distributable Segment Revenues	853,804	880,225	808,711	3,072,507	2,870,075
Distributable Segment Expenses	375,820	393,515	393,630	1,378,619	1,230,085
Income (Loss) Attributable to Noncontrolling Interests	2,741	1,046	334	6,551	2,336
Income Taxes Paid	39,837	12,869	16,532	94,065	87,723
Preferred Distributions	8,341	8,341	8,341	33,364	22,235
After-tax Distributable Earnings	$427,065	$464,454	$389,874	$1,559,908	$1,527,696

Per Adjusted Unit Eligible for Distribution	$0.52	$0.57	$0.48	$1.91	$1.89

(1) See Exhibit C for reconciliations of (i) Fees and other (GAAP basis) to Total Distributable Segment Revenues, (ii) Total Expenses (GAAP basis) to Total Distributable Segment Expenses and (iii) Net Income (Loss) attributable to KKR & Co. L.P. common unitholders (GAAP basis) to After-tax Distributable Earnings. See Exhibit D for a reconciliation of GAAP Common Units Outstanding to Adjusted Units Eligible for Distribution.

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

PRIVATE MARKETS

	Quarter Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$155,845	$153,841	$112,046	$575,451	$466,422
Monitoring Fees	22,949	14,342	12,228	81,021	64,354
Transaction Fees	51,487	82,258	18,581	288,879	132,602
Fee Credits	(43,456)	(59,854)	(10,537)	(220,710)	(103,579)
Total Management, Monitoring and Transaction Fees, Net	186,825	190,587	132,318	724,641	559,799
Performance Income (Loss)
Realized Incentive Fees	—	—	—	—	—
Realized Carried Interest	308,671	419,438	503,176	1,198,981	1,252,370
Unrealized Carried Interest	214,862	(96,571)	(284,674)	520,807	(416,060)
Total Performance Income (Loss)	523,533	322,867	218,502	1,719,788	836,310
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—	—	—
Net Unrealized Gains (Losses)	—	—	—	—	—
Total Realized and Unrealized	—	—	—	—	—
Interest Income and Dividends	—	—	—	—	—
Interest Expense	—	—	—	—	—
Net Interest and Dividends	—	—	—	—	—
Total Investment Income (Loss)	—	—	—	—	—
Total Segment Revenues	$710,358	$513,454	$350,820	$2,444,429	$1,396,109

Assets Under Management	$97,527,100	$87,609,800	$73,815,500	$97,527,100	$73,815,500
Fee Paying Assets Under Management	$61,678,600	$61,706,500	$52,204,800	$61,678,600	$52,204,800
Capital Invested	$2,262,600	$2,972,300	$868,700	$13,342,400	$6,344,000
Uncalled Commitments	$47,405,100	$39,421,900	$31,478,700	$47,405,100	$31,478,700

PUBLIC MARKETS

	Quarter Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees (1)	$78,536	$79,113	$86,091	$329,737	$331,440
Monitoring Fees	—	—	—	—	—
Transaction Fees	7,330	11,469	12,387	48,370	30,155
Fee Credits	(6,825)	(10,893)	(11,819)	(40,719)	(28,049)
Total Management, Monitoring and Transaction Fees, Net	79,041	79,689	86,659	337,388	333,546
Performance Income (Loss)
Realized Incentive Fees (1)	65,011	4,074	23,449	73,395	33,346
Realized Carried Interest	—	—	—	—	3,838
Unrealized Carried Interest	7,673	36,933	(942)	79,435	(4,312)
Total Performance Income (Loss)	72,684	41,007	22,507	152,830	32,872
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—	—	—
Net Unrealized Gains (Losses)	—	—	—	—	—
Total Realized and Unrealized	—	—	—	—	—
Interest Income and Dividends	—	—	—	—	—
Interest Expense	—	—	—	—	—
Net Interest and Dividends	—	—	—	—	—
Total Investment Income (Loss)	—	—	—	—	—
Total Segment Revenues	$151,725	$120,696	$109,166	$490,218	$366,418

Assets Under Management	$70,943,500	$65,729,700	$55,740,200	$70,943,500	$55,740,200
Fee Paying Assets Under Management	$55,758,900	$52,016,500	$49,268,600	$55,758,900	$49,268,600
Capital Invested	$1,191,200	$1,639,200	$1,592,800	$5,017,100	$4,642,200
Uncalled Commitments	$9,148,000	$7,828,600	$6,312,600	$9,148,000	$6,312,600

(1) KKR reflects its allocation of the net income of PAAMCO Prisma Holdings, LLC ("PAAMCO Prisma") as management fees and realized incentive fees.  Accordingly, the management fees and other revenues and expenses of Prisma Capital Partners LP that had been reported on a gross basis prior to the closing of the PAAMCO Prisma transaction on June 1, 2017 are reported on a net basis as part of our allocation of the net income of PAAMCO Prisma after June 1, 2017.

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

CAPITAL MARKETS

	Quarter Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$—	$—	$—	$—	$—
Monitoring Fees	—	—	—	—	—
Transaction Fees	139,763	85,440	37,303	439,998	181,517
Fee Credits	—	—	—	—	—
Total Management, Monitoring and Transaction Fees, Net	139,763	85,440	37,303	439,998	181,517
Performance Income (Loss)
Realized Incentive Fees	—	—	—	—	—
Realized Carried Interest	—	—	—	—	—
Unrealized Carried Interest	—	—	—	—	—
Total Performance Income (Loss)	—	—	—	—	—
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—	—	—
Net Unrealized Gains (Losses)	—	—	—	—	—
Total Realized and Unrealized	—	—	—	—	—
Interest Income and Dividends	—	—	—	—	—
Interest Expense	—	—	—	—	—
Net Interest and Dividends	—	—	—	—	—
Total Investment Income (Loss)	—	—	—	—	—
Total Segment Revenues	$139,763	$85,440	$37,303	$439,998	$181,517

Syndicated Capital	$2,518,000	$533,300	$—	$4,685,600	$1,213,500

PRINCIPAL ACTIVITIES

	Quarter Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$—	$—	$—	$—	$—
Monitoring Fees	—	—	—	—	—
Transaction Fees	—	—	—	—	—
Fee Credits	—	—	—	—	—
Total Management, Monitoring and Transaction Fees, Net	—	—	—	—	—
Performance Income (Loss)
Realized Incentive Fees	—	—	—	—	—
Realized Carried Interest	—	—	—	—	—
Unrealized Carried Interest	—	—	—	—	—
Total Performance Income (Loss)	—	—	—	—	—
Investment Income (Loss)
Net Realized Gains (Losses)	31,336	76,053	969	194,020	371,563
Net Unrealized Gains (Losses)	(65,753)	(50,902)	141,276	395,358	(584,423)
Total Realized and Unrealized	(34,417)	25,151	142,245	589,378	(212,860)
Interest Income and Dividends	90,421	70,557	69,101	285,696	322,857
Interest Expense	(47,264)	(45,613)	(44,264)	(181,612)	(188,761)
Net Interest and Dividends	43,157	24,944	24,837	104,084	134,096
Total Investment Income (Loss)	8,740	50,095	167,082	693,462	(78,764)
Total Segment Revenues	$8,740	$50,095	$167,082	$693,462	$(78,764)

KKR
BALANCE SHEET
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

	As of
	December 31, 2017		December 31, 2016
Cash and Short-term Investments	$3,214,794		$3,387,673
Investments	8,488,606	(1)	6,958,873
Unrealized Carry	1,620,401	(2)	1,213,692	(2)
Other Assets	2,276,286		1,611,678
Corporate Real Estate	161,225		161,225
Total Assets	$15,761,312		$13,333,141

Debt Obligations - KKR (ex-KFN)	$2,000,000		$2,000,000
Debt Obligations - KFN	764,767		398,560
Preferred Shares - KFN	373,750		373,750
Other Liabilities	426,699		244,676
Total Liabilities	3,565,216		3,016,986

Noncontrolling Interests	22,187		19,564
Preferred Units	500,000		500,000

Book Value	$11,673,909		$9,796,591

Book Value Per Outstanding Adjusted Unit (3)	$14.20		$12.15

	Last Twelve Months Ended
	December 31, 2017		December 31, 2016

Return on Equity (After-tax Economic Net Income (Loss) ) (4)	19%		6%

Return on Equity (After-tax Distributable Earnings) (5)	14%		16%

Note: As of December 31, 2017, KKR had a $1.0 billion revolving credit facility, which was undrawn. In addition, KKR has $1.3 billion in revolving credit facilities for use in its capital markets business, which were undrawn as of December 31, 2017. As of December 31, 2017, KKR’s portion of total uncalled commitments to its investment funds was $5.7 billion. See Exhibit B for details.

(1) See schedule of investments that follows on the next page.

(2) The following table provides unrealized carry by segment:

	As of
	December 31, 2017	December 31, 2016
Private Markets	$1,480,142	$1,141,610
Public Markets	140,259	72,082
Total	$1,620,401	$1,213,692

(3) See reconciliation in Exhibit D for calculation of Outstanding Adjusted Units.

(4) Return on Equity (After-tax Economic Net Income (Loss) ) measures the amount of after-tax economic net income generated as a percentage of capital invested in KKR’s business. Return on equity is calculated by dividing After-tax Economic Net Income (Loss) on a trailing twelve-month basis by the average book value during the period, which was $10.8 billion and $9.5 billion for the last twelve months ended December 31, 2017 and 2016, respectively. We believe this measure is useful to unitholders as it provides a measure of the overall profitability of KKR’s businesses as a percentage of net assets in KKR's business.

(5) Return on Equity (After-tax Distributable Earnings) measures the amount of income excluding the impact of mark-to-market gain (losses) generated as a percentage of capital invested in KKR’s business. It is calculated by dividing after-tax distributable earnings on a trailing twelve-month basis by the average book value during the period. We believe this measure is useful to unitholders as it provides a measure of the overall profitability of KKR’s businesses, excluding the impact of mark-to-market gains (losses), as a percentage of net assets in KKR's business.

KKR
SCHEDULE OF INVESTMENTS (1)
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except percentage amounts)

As of December 31, 2017

Investments	Carrying Value

Private Equity Co-Investments and Other Equity	$2,649,445
Private Equity Funds	1,408,092
Private Equity Total	4,057,537

Energy	621,925
Real Estate	799,622
Infrastructure	409,588
Real Assets Total	1,831,135

Special Situations	775,569
Direct Lending	100,771
Mezzanine	25,777
Alternative Credit Total	902,117
CLOs	659,207
Liquid Credit	132,855
Specialty Finance	197,219
Credit Total	1,891,398

Other	708,536

Total Investments	$8,488,606

	As of December 31, 2017

Significant Investments: (3)	Carrying Value	Carrying Value as a Percentage of Total Investments
First Data Corporation	$1,187,496	14.0%
USI, Inc.	500,000	5.9%
KKR Real Estate Finance Trust Inc.	325,000	3.8%
PortAventura Entertainment S.A.	259,596	3.1%
WMIH Corp.	203,805	2.4%
Total Significant Investments	2,475,897	29.2%

Other Investments	6,012,709	70.8%
Total Investments	$8,488,606	100.0%

(1) Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds. Investments also include our ownership of $325.0 million in KKR Real Estate Finance Trust Inc. and $372.0 million of CLOs which are not held for investment purposes and held at cost.

(2) General partner commitments in our funds are included in the various asset classes shown above. Private Equity and Other Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, core private equity co-investments and other opportunistic investments. However, equity investments in other asset classes, such as real estate, special situations and energy appear in these other asset classes. Other Credit consists of liquid credit and specialty finance strategies.

(3) The significant investments include the top five investments (other than investments expected to be syndicated or transferred in connection with new fundraising) based on their carrying values as of December 31, 2017. The carrying value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.

KKR
ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment		Public Markets Segment		Total Reportable Segments
Quarter Ended December 31, 2017
September 30, 2017	$87,609,800		$65,729,700		$153,339,500
New Capital Raised	10,087,900		5,612,700		15,700,600
Acquisitions	—		1,794,800	(1)	1,794,800
Distributions	(3,336,400)		(2,939,100)	(2)	(6,275,500)
Change in Value	3,165,800		745,400		3,911,200
December 31, 2017	$97,527,100		$70,943,500		$168,470,600

Year Ended December 31, 2017
December 31, 2016	$73,815,500		$55,740,200		$129,555,700
New Capital Raised	25,455,400		13,221,600		38,677,000
Acquisitions	—		1,794,800	(1)	1,794,800
Impact of Other Transactions	—		3,811,400	(3)	3,811,400
Distributions and Other	(12,503,200)	(5)	(7,484,900)	(4)	(19,988,100)
Change in Value	10,759,400		3,860,400		14,619,800
December 31, 2017	$97,527,100		$70,943,500		$168,470,600

KKR
FEE PAYING ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended December 31, 2017
September 30, 2017	$61,706,500	$52,016,500		$113,723,000
New Capital Raised	2,215,600	4,418,100		6,633,700
Acquisitions	—	1,794,800	(1)	1,794,800
Distributions	(2,421,000)	(2,840,900)	(2)	(5,261,900)
Change in Value	177,500	370,400		547,900
December 31, 2017	$61,678,600	$55,758,900		$117,437,500

Year Ended December 31, 2017
December 31, 2016	$52,204,800	$49,268,600		$101,473,400
New Capital Raised	16,868,600	12,048,200		28,916,800
Acquisitions	—	1,794,800	(1)	1,794,800
Impact of Other Transactions	—	(1,600,000)	(3)	(1,600,000)
Distributions	(6,140,400)	(8,665,100)	(4)	(14,805,500)
Net Changes in Fee Base of Certain Funds (6)	(2,418,800)	—		(2,418,800)
Change in Value	1,164,400	2,912,400		4,076,800
December 31, 2017	$61,678,600	$55,758,900		$117,437,500

(1) Represents KKR's incremental pro rata portion of AUM/FPAUM managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 30, 2017.
(2) Includes $1,623.5 million of redemptions by fund investors.
(3) Represents the impact of the PAAMCO Prisma transaction.
(4) Includes $3,653.1 million of redemptions by fund investors.
(5) Includes $774.8 million of expired commitments that are no longer eligible to be called.
(6) Represents the impact of certain funds entering their post-investment period.

KKR
INVESTMENT VEHICLE SUMMARY (1) (UNAUDITED)
As of December 31, 2017
(Amounts in millions, except percentages)

	Investment Period		Amount
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets

Private Equity
Asian Fund III (2)	4/2017	4/2023	$9,000.0	$9,000.0	5.6%	$—	$—	$—	$—
Americas Fund XII (2)	1/2017	1/2023	13,500.0	13,295.3	6.0%	204.7	—	204.7	224.8
Health Care Strategic Growth (2)	12/2016	12/2021	1,331.0	1,331.0	11.3%	—	—	—	—
Next Generation Technology Growth (2)	3/2016	3/2021	658.9	414.4	22.5%	244.5	—	244.5	350.9
European Fund IV (2)	12/2014	12/2020	3,539.2	1,330.7	5.6%	2,276.2	63.1	2,221.5	3,148.8
Asian Fund II (2)	4/2013	4/2017	5,825.0	889.5	1.3%	5,936.7	1,891.3	4,666.2	7,015.0
North America Fund XI (2)	9/2012	1/2017	8,718.4	874.2	2.9%	9,274.4	5,144.9	6,487.1	12,586.6
China Growth Fund	11/2010	11/2016	1,010.0	—	1.0%	1,010.0	588.1	642.1	798.6
European Fund III	3/2008	3/2014	6,167.6	840.2	4.6%	5,327.3	8,117.8	1,411.9	2,368.9
Asian Fund	7/2007	4/2013	3,983.3	—	2.5%	3,945.9	7,868.1	630.6	782.0
2006 Fund	9/2006	9/2012	17,642.2	337.7	2.1%	17,304.5	27,121.9	4,676.5	6,331.5
European Fund II	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	8,467.3	—	60.2
Millennium Fund	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	13,305.4	444.9	765.9
Total Private Equity			83,126.4	28,313.0		57,275.0	72,567.9	21,630.0	34,433.2

Co-Investment Vehicles and Other (2)	Various	Various	6,072.8	1,624.3	Various	4,599.3	2,829.6	3,215.1	4,596.9

Total Private Equity			89,199.2	29,937.3		61,874.3	75,397.5	24,845.1	39,030.1

Real Assets
Energy Income and Growth Fund (2)	9/2013	9/2018	1,974.2	584.2	12.9%	1,422.4	300.9	1,144.4	1,222.6
Natural Resources Fund	Various	Various	887.4	2.8	Various	884.6	113.4	794.9	150.5
Global Energy Opportunities (2)	Various	Various	979.2	586.3	Various	434.1	60.9	317.1	333.4
Global Infrastructure Investors (2)	9/2011	10/2014	1,040.2	42.4	4.8%	1,029.3	858.3	621.7	830.0
Global Infrastructure Investors II (2)	10/2014	10/2020	3,044.3	736.6	4.1%	2,513.1	211.4	2,301.2	2,694.1
Real Estate Partners Americas (2)	5/2013	5/2017	1,229.1	357.7	16.3%	999.2	835.0	543.0	587.1
Real Estate Partners Americas II (2)	5/2017	12/2020	1,921.2	1,921.2	7.8%	—	—	—	—
Real Estate Partners Europe (2)	9/2015	6/2020	720.1	528.2	9.2%	202.2	15.1	190.4	237.5
Real Estate Credit Opportunity Partners (2)	2/2017	2/2019	1,130.0	734.5	4.4%	395.5	5.4	395.5	400.2
Co-Investment Vehicles and Other	Various	Various	1,404.9	11.8	Various	1,393.1	528.5	1,389.8	1,781.6
Real Assets			14,330.6	5,505.7		9,273.5	2,928.9	7,698.0	8,237.0

Core Investment Vehicles	Various	Various	9,500.0	8,500.0	36.8%	1,000.0	—	1,000.0	1,000.0

Unallocated Commitments (3)			3,462.1	3,462.1	Various	—	—	—	—

Private Markets Total			116,491.9	47,405.1		72,147.8	78,326.4	33,543.1	48,267.1

Public Markets (4)
Special Situations Fund	12/2012	1/2016	2,274.3	42.7	11.6%	2,231.6	874.1	1,719.1	1,872.7
Special Situations Fund II	12/2014	3/2019	3,283.5	1,603.4	9.0%	1,680.1	—	1,680.1	1,706.5
Mezzanine Partners	3/2010	3/2015	1,022.8	108.9	4.4%	913.9	971.3	331.3	339.1
Private Credit Opportunities Partners II	12/2015	12/2020	2,245.1	2,111.3	2.2%	133.8	—	133.8	168.0
Lending Partners	12/2011	12/2014	460.2	54.9	15.2%	405.3	341.0	235.4	176.9
Lending Partners II	6/2014	6/2017	1,335.9	171.0	3.7%	1,164.9	286.9	1,144.4	1,164.7
Lending Partners III	4/2017	(5)	795.8	760.0	3.3%	35.8	—	35.8	45.1
Lending Partners Europe	3/2015	3/2019	847.6	451.1	5.0%	396.5	47.3	396.5	418.2
Other Alternative Credit Vehicles	Various	Various	6,509.9	2,664.7	Various	3,845.2	2,214.4	2,779.2	2,962.3
Unallocated Commitments (3)	Various	Various	1,180.0	1,180.0	Various	—	—	—	—

Public Markets Total			19,955.1	9,148.0		10,807.1	4,735.0	8,455.6	8,853.5

Grand Total			$136,447.0	$56,553.1		$82,954.9	$83,061.4	$41,998.7	$57,120.6

(1) Reflects investment vehicles for which KKR has the ability to earn carried interest and excludes open ended funds, managed accounts, CLOs and certain other investment vehicles where KKR earns an incentive fee.
(2) The “Invested” and “Realized” columns include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(3) Represents unallocated commitments from our strategic investor partnerships.
(4) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.
(5) Three years from final closing date.

KKR
Notes to Reportable Segments (Unaudited)
The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.
KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in Exhibits C and D.
Adjusted units are used as a measure of the total common equity ownership of KKR that is held by KKR & Co. L.P. (including equity awards issued under the KKR & Co. L.P. 2010 Equity Incentive Plan (the "Equity Incentive Plan"), but excluding preferred units), KKR Holdings and other holders of securities exchangeable into common units of KKR & Co. L.P. and represent the fully diluted common unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total common equity ownership of KKR as if all outstanding KKR Holdings units, equity awards issued under the Equity Incentive Plan and other exchangeable securities had been exchanged for common units of KKR & Co. L.P. The Series A and Series B Preferred Units are not exchangeable for common units of KKR & Co. L.P.
Adjusted units eligible for distribution represents the portion of total adjusted units that is eligible to receive a distribution. We believe this measure is useful to unitholders as it provides insight into the calculation of amounts available for distribution on a per unit basis. Adjusted units eligible for distribution is used in the calculation of after-tax distributable earnings per unit.
After-tax distributable earnings is used by management as an operating measure of the earnings excluding mark-to-market gains (losses) of KKR. KKR believes this measure is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses). After-tax distributable earnings excludes certain realized investment losses to the extent unrealized losses on these investments were recognized prior to the combination with KKR Private Equity Investors, L.P. on October 1, 2009. After-tax distributable earnings does not represent and is not used to calculate actual distributions under KKR’s distribution policy.
Assets under management ("AUM") represent the assets managed or advised by KKR from which KKR is entitled to receive fees or a carried interest (either currently or upon deployment of capital), general partner capital, and assets managed or advised by strategic manager partnerships in which KKR holds a minority ownership interest. We believe this measure is useful to unitholders as it provides additional insight into the capital raising activities of KKR and its strategic manager partnerships and the overall activity in their investment funds and other managed capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs (excluding CLOs wholly-owned by KKR); (v) KKR's pro rata portion of the AUM of strategic manager partnerships in which KKR holds a minority ownership interest, and (vi) the fair value of other assets managed by KKR. The pro rata portion of the AUM of strategic manager partnerships is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.
Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of KKR’s investments and other assets, including carried interest. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Units.
Capital invested is the aggregate amount of capital invested by (i) KKR’s investment funds, (ii) KKR's Principal Activities segment as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities segment in connection with a syndication transaction conducted by KKR's Capital Markets segment, if any.  Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to unitholders as it provides a measure of capital deployment across KKR’s business segments.  Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable.  Capital invested excludes (i) investments in liquid credit strategies, (ii) capital invested by KKR’s Principal Activities segment that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities segment that is not invested in connection with a syndication transaction by KKR’s Capital Markets segment. Capital syndicated by KKR's Capital Markets segment to third parties other than KKR’s investment funds or Principal Activities segment is not included in capital invested.  See also syndicated capital.
Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of carried interest, incentive fees and related carry pool allocations and investment income. ENI is comprised of total segment revenues less total segment expenses and certain economic interests in KKR’s segments held by third parties. Pre-tax Economic Net Income (Loss) represents Economic Net Income (Loss) after equity-based compensation. After-tax Economic Net Income (Loss) represents Economic Net Income (Loss) after equity-based compensation, provision for income taxes and preferred distributions.
Fee paying AUM ("FPAUM") represents only the AUM from which KKR receives management fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its strategic manager partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR does not receive a management fee are excluded (e.g., assets and commitments with respect to which it receives only carried interest or is otherwise not currently receiving a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.
Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.
Outstanding adjusted units represents the portion of total adjusted units that would receive assets of KKR if it were to be liquidated as of a particular date. Outstanding adjusted units is used to calculate book value per outstanding adjusted unit, which we believe is useful to unitholders as it provides a measure of net assets of KKR’s reportable segments on a per unit basis.
Provision for income tax represents the implied income tax provision that has been calculated assuming that all taxable income is allocated to KKR & Co. L.P., which would occur following an exchange of all KKR Holdings units for common units of KKR & Co. L.P. The assumptions and methodology used to calculate the implied income tax provision are consistent with those used in calculating the tax provision for KKR & Co. L.P. under GAAP. The implied income tax provision does not give effect to any tax savings or deductions that may result from the exchange of KKR Holdings Units. KKR's segment balance sheet excludes the net impact of KKR's implied income tax provision and its tax provision under GAAP.
Realized performance income compensation is the amount allocated to performance income compensation equal to 40% of the carried interest and incentive fees earned by our investment funds, and, beginning with the quarter ended September 30, 2016, includes 40% of the management fees that would have been subject to a management fee refund for investment funds that have a preferred return. Beginning with the quarter ended September 30, 2017, 43% of carried interest generated by certain recent and future funds is allocated to the carry pool instead of 40% of carried interest. The incremental 3% replaces the amount of certain management fee refunds that would have been calculated for those funds as performance income compensation. Had this change been applied during the trailing twelve months ended September 30, 2017, there would have been no material change to the total performance fee compensation reportable for such period.
Syndicated capital is generally the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in capital invested, (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds and (iii) debt capital that is either underwritten or arranged on a best efforts basis. Syndicated capital is used as a measure of investment activity for KKR during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets segment and across KKR's investment platform.
Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

KKR
EXHIBIT A

OTHER FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Fee Related Earnings
Management, Monitoring and Transaction Fees, Net	$405,629	$355,716	$256,280	$1,502,027	$1,074,862
Less: Cash Compensation and Benefits	139,409	130,621	95,260	544,987	395,016
Less: Occupancy and Related Charges	13,962	14,672	14,914	56,410	62,400
Less: Other Operating Expenses	66,688	70,517	67,806	243,772	234,348
Plus: Expenses of Principal Activities Segment	52,810	51,974	38,107	209,748	154,321
Fee Related Earnings (1)	238,380	191,880	116,407	866,606	537,419
Plus: Net Interest and Dividends	43,157	24,944	24,837	104,084	134,096
Plus: Depreciation and Amortization	3,555	3,709	4,020	15,305	15,987
Plus: Core Interest Expense	30,361	29,587	28,900	119,752	116,399
Less: Expenses of Principal Activities Segment	52,810	51,974	38,107	209,748	154,321
Fee and Yield Segment EBITDA (2)	262,643	198,146	136,057	895,999	649,580
Plus: Realized Performance Income (Loss), net	217,921	245,807	310,975	738,926	751,233
Plus: Net Realized Gains (Losses)	31,336	76,053	969	194,020	371,563
Total Segment EBITDA (2)	$511,900	$520,006	$448,001	$1,828,945	$1,772,376

Core Interest Expense
GAAP Interest Expense	$211,495	$211,959	$182,141	$808,898	$789,953
Less: Interest expense related to debt obligations of consolidated investment funds, CLOs and other	164,231	166,346	137,877	627,286	601,192
Segment Interest Expense	47,264	45,613	44,264	181,612	188,761
Less: Interest Expense related to debt obligations from KFN and other	16,903	16,026	15,364	61,860	72,362
Core Interest Expense (3)	$30,361	$29,587	$28,900	$119,752	$116,399

(1) Fee related earnings (“FRE”) is a measure of the operating earnings of KKR and its business segments before performance income, related performance income compensation and investment income. KKR believes this measure is useful to unitholders as it provides additional insight into the operating profitability of KKR's fee generating management companies and capital markets businesses.
(2) Fee and Yield Segment EBITDA and Total Segment EBITDA may be useful in evaluating KKR's ability to service its debt. Fee and Yield Segment EBITDA provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, significant portions of which tend to be more recurring than realized performance income and realized investment income from quarter to quarter. Total Segment EBITDA represents Fee and Yield Segment EBITDA plus the addition of realized performance income and realized investment income.
(3) Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

KKR
EXHIBIT B

KKR'S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS (UNAUDITED)
(Amounts in thousands)

Uncalled Commitments
Private Markets
Core Investment Vehicles	$3,000,000
Americas Fund XII	791,300
Asian Fund III	500,000
Health Care Strategic Growth	150,000
Real Estate Partners Americas II	150,000
Next Generation Technology Growth	93,300
Energy Income and Growth	75,300
European Fund IV	70,000
Real Estate Partners Europe	52,100
Real Estate Credit Opportunity Partners	30,400
Global Infrastructure Investors II	29,600
Other Private Markets Vehicles	403,500
Total Private Markets Commitments	5,345,500

Public Markets
Special Situations Fund II	143,700
Private Credit Opportunities Partners II	40,000
Lending Partners III	24,700
Lending Partners Europe	23,200
Other Public Markets Vehicles	119,900
Total Public Markets Commitments	351,500

Total Uncalled Commitments	$5,697,000

KKR
EXHIBIT C

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT - BASIC (GAAP BASIS)
TO AFTER TAX ENI PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	December 31, 2017	September 30, 2017	December 31, 2016

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$0.35	$0.33	$0.38
Weighted Average Common Units Outstanding - Basic	481,165,742	471,758,886	451,154,845
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	166,389	153,563	170,969
Plus: Preferred Distributions	8,341	8,341	8,341
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	153,875	115,434	126,219
Plus: Non-cash equity-based charges	68,331	78,728	78,858
Plus: Amortization of intangibles, placement fees and other, net	65,045	20,464	(6,994)
Less: Gain from remeasurement of tax receivable agreement liability (1)	(67,221)	—	—
Plus: Income tax (benefit) (2)	146,826	18,420	5,800
Economic Net Income (Loss)	541,586	394,950	383,193
Less: Equity-based compensation associated with the KKR & Co. L.P. 2010 equity incentive plan	54,468	54,921	37,970
Pre-tax Economic Net Income (Loss)	487,118	340,029	345,223
Less: Provision for income tax (benefit)(3)	63,854	23,317	(2,335)
Less: Preferred Distributions	8,341	8,341	8,341
After-tax Economic Net Income (Loss)	414,923	308,371	339,217
Weighted Average Adjusted Units	857,770,314	848,087,704	839,268,845
After-tax Economic Net Income (Loss) Per Adjusted Unit	$0.48	$0.36	$0.40

	Year Ended
	December 31, 2017	December 31, 2016

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$2.10	$0.64
Weighted Average Common Units Outstanding - Basic	468,282,642	448,905,126
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	984,941	287,072
Plus: Preferred Distributions	33,364	22,235
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	791,021	212,878
Plus: Non-cash equity-based charges	346,035	264,890
Plus: Amortization of intangibles, placement fees and other, net	122,870	(17,267)
Less: Gain from remeasurement of tax receivable agreement liability (1)	(67,221)	—
Plus: Income tax (benefit) (2)	224,326	24,561
Economic Net Income (Loss)	2,435,336	794,369
Less: Equity-based compensation associated with the KKR & Co. L.P. 2010 equity incentive plan	204,308	186,227
Pre-tax Economic Net Income (Loss)	2,231,028	608,142
Less: Provision for income tax (benefit)(3)	171,904	10,282
Less: Preferred Distributions	33,364	22,235
After-tax Economic Net Income (Loss)	2,025,760	575,625
Weighted Average Adjusted Units	850,711,066	841,304,836
After-tax Economic Net Income (Loss) Per Adjusted Unit	$2.38	$0.68

(1) Represents the impacts of the remeasurement of the tax receivable agreement which arises from changes in the associated deferred tax balance, including the impacts related to the Tax Cuts & Jobs Act enacted on December 22, 2017 (the "TCJA").
(2) Includes the impacts of the remeasurement of deferred tax assets and liabilities which arises from changes in the estimated future tax rates related to the TCJA. For the quarter and year ended December 31, 2017, the provision for income tax includes approximately $98 million of income tax expense related to the TCJA.
(3) Excludes the impacts of the remeasurement of deferred tax assets and liabilities existing as of September 30, 2017 arising from changes in the estimated future tax rates related to the TCJA.
Management believes that excluding the remeasurement of the tax receivable agreement and deferred taxes from ENI and After-tax Economic Net Income (Loss), respectively, is meaningful as it increases comparability between periods. Remeasurement of the tax receivable agreement and deferred taxes are estimates and may change due to changes in interpretations and assumptions based on additional guidance that may be issued pertaining to the TCJA.

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF FEES AND OTHER (GAAP BASIS) TO TOTAL SEGMENT REVENUES AND TOTAL DISTRIBUTABLE SEGMENT REVENUES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	December 31, 2017	September 30, 2017	December 31, 2016

Fees and Other	$941,648	$692,877	$481,475
Plus: Management fees relating to consolidated funds and placement fees	51,529	54,012	47,284
Less: Fee credits relating to consolidated funds	276	106	155
Plus: Net realized and unrealized carried interest - consolidated funds	14,780	22,341	17,070
Plus: Total investment income (loss)	8,740	50,095	167,082
Less: Revenue earned by oil & gas producing entities	16,364	12,441	17,777
Less: Reimbursable expenses	36,013	27,506	34,966
Less: Other	(46,542)	9,587	(4,358)
Total Segment Revenues	$1,010,586	$769,685	$664,371
Less: Unrealized Carried Interest	222,535	(59,638)	(285,616)
Less: Net Unrealized Gains (Losses)	(65,753)	(50,902)	141,276
Total Distributable Segment Revenues	$853,804	$880,225	$808,711

	Year Ended
	December 31, 2017	December 31, 2016

Fees and Other	$3,282,265	$1,908,093
Plus: Management fees relating to consolidated funds and placement fees	204,943	178,619
Less: Fee credits relating to consolidated funds	4,028	2,921
Plus: Net realized and unrealized carried interest - consolidated funds	58,562	32,651
Plus: Total investment income (loss)	693,462	(78,764)
Less: Revenue earned by oil & gas producing entities	63,460	65,754
Less: Reimbursable expenses	123,144	81,549
Less: Other	(19,507)	25,095
Total Segment Revenues	$4,068,107	$1,865,280
Less: Unrealized Carried Interest	600,242	(420,372)
Less: Net Unrealized Gains (Losses)	395,358	(584,423)
Total Distributable Segment Revenues	$3,072,507	$2,870,075

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF TOTAL EXPENSES (GAAP BASIS) TO TOTAL SEGMENT EXPENSES AND TOTAL DISTRIBUTABLE SEGMENT EXPENSES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	December 31, 2017	September 30, 2017	December 31, 2016

Total Expenses	$636,703	$530,247	$452,816
Less: Equity based compensation	63,595	72,250	78,858
Less: Reimbursable expenses and placement fees	49,348	37,508	75,596
Less: Operating expenses relating to consolidated funds, CFEs and other entities	26,371	21,858	19,246
Less: Expenses incurred by oil & gas producing entities	11,585	10,725	14,312
Less: Intangible amortization	3,920	2,473	(28,993)
Less: Other	15,625	11,744	12,953
Total Segment Expenses	$466,259	$373,689	$280,844
Less: Unrealized Performance Income Compensation	90,439	(19,826)	(112,786)
Total Distributable Segment Expenses	$375,820	$393,515	$393,630

	Year Ended
	December 31, 2017	December 31, 2016

Total Expenses	$2,336,692	$1,695,474
Less: Equity based compensation	334,821	264,890
Less: Reimbursable expenses and placement fees	181,839	148,483
Less: Operating expenses relating to consolidated funds, CFEs and other entities	82,888	104,339
Less: Expenses incurred by oil & gas producing entities	46,411	70,312
Less: Intangible amortization	17,821	6,647
Less: Other	46,692	32,228
Total Segment Expenses	$1,626,220	$1,068,575
Less: Unrealized Performance Income Compensation	247,601	(161,510)
Total Distributable Segment Expenses	$1,378,619	$1,230,085

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. COMMON UNITHOLDERS (GAAP BASIS)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS, FEE AND YIELD SEGMENT EBITDA, AFTER TAX DISTRIBUTABLE EARNINGS AND TOTAL SEGMENT EBITDA (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	December 31, 2017	September 30, 2017	December 31, 2016
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	$166,389	$153,563	$170,969
Plus: Preferred Distributions	8,341	8,341	8,341
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	153,875	115,434	126,219
Plus: Non-cash equity-based charges	68,331	78,728	78,858
Plus: Amortization of intangibles, placement fees and other, net	65,045	20,464	(6,994)
Less: Gain from remeasurement of tax receivable agreement liability (1)	(67,221)	—	—
Plus: Income tax (benefit) (1)	146,826	18,420	5,800
Economic Net Income (Loss)	541,586	394,950	383,193
Plus: Income attributable to segment noncontrolling interests	2,741	1,046	334
Less: Total investment income (loss)	8,740	50,095	167,082
Less: Net performance income (loss)	350,017	205,995	138,145
Plus: Expenses of Principal Activities Segment	52,810	51,974	38,107
Fee Related Earnings	238,380	191,880	116,407
Plus: Net interest and dividends	43,157	24,944	24,837
Plus: Depreciation and amortization	3,555	3,709	4,020
Plus: Core interest expense	30,361	29,587	28,900
Less: Expenses of Principal Activities Segment	52,810	51,974	38,107
Fee and Yield Segment EBITDA	262,643	198,146	136,057
Less: Depreciation and amortization	3,555	3,709	4,020
Less: Core interest expense	30,361	29,587	28,900
Plus: Realized performance income (loss), net	217,921	245,807	310,975
Plus: Net realized gains (losses)	31,336	76,053	969
Less: Income taxes paid	39,837	12,869	16,532
Less: Preferred Distributions	8,341	8,341	8,341
Less: Income attributable to segment noncontrolling interests	2,741	1,046	334
After-tax Distributable Earnings	427,065	464,454	389,874
Plus: Depreciation and amortization	3,555	3,709	4,020
Plus: Core interest expense	30,361	29,587	28,900
Plus: Income taxes paid	39,837	12,869	16,532
Plus: Preferred Distributions	8,341	8,341	8,341
Plus: Income attributable to segment noncontrolling interests	2,741	1,046	334
Total Segment EBITDA	$511,900	$520,006	$448,001

	Year Ended
	December 31, 2017	December 31, 2016
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	$984,941	$287,072
Plus: Preferred Distributions	33,364	22,235
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	791,021	212,878
Plus: Non-cash equity-based charges	346,035	264,890
Plus: Amortization of intangibles, placement fees and other, net	122,870	(17,267)
Less: Gain from remeasurement of tax receivable agreement liability (1)	(67,221)	—
Plus: Income tax (benefit) (1)	224,326	24,561
Economic Net Income (Loss)	2,435,336	794,369
Plus: Income attributable to segment noncontrolling interests	6,551	2,336
Less: Total investment income (loss)	693,462	(78,764)
Less: Net performance income (loss)	1,091,567	492,371
Plus: Expenses of Principal Activities Segment	209,748	154,321
Fee Related Earnings	866,606	537,419
Plus: Net interest and dividends	104,084	134,096
Plus: Depreciation and amortization	15,305	15,987
Plus: Core interest expense	119,752	116,399
Less: Expenses of Principal Activities Segment	209,748	154,321
Fee and Yield Segment EBITDA	895,999	649,580
Less: Depreciation and amortization	15,305	15,987
Less: Core interest expense	119,752	116,399
Plus: Realized performance income (loss), net	738,926	751,233
Plus: Net realized gains (losses)	194,020	371,563
Less: Income taxes paid	94,065	87,723
Less: Preferred Distributions	33,364	22,235
Less: Income attributable to segment noncontrolling interests	6,551	2,336
After-tax Distributable Earnings	1,559,908	1,527,696
Plus: Depreciation and amortization	15,305	15,987
Plus: Core interest expense	119,752	116,399
Plus: Income taxes paid	94,065	87,723
Plus: Preferred Distributions	33,364	22,235
Plus: Income attributable to segment noncontrolling interests	6,551	2,336
Total Segment EBITDA	$1,828,945	$1,772,376

(1) Refer to page 19

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO TOTAL REPORTABLE SEGMENTS BALANCE SHEET (UNAUDITED)
December 31, 2017
(Amounts in thousands)

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	5	TOTAL REPORTABLE SEGMENTS BALANCE SHEET

Assets
Cash and Cash Equivalents	$1,876,687	—	—	1,338,107	—	—	$3,214,794	Cash and Short-term Investments
Investments	39,013,934	(27,684,368)	(1,220,559)	(1,620,401)	—	—	8,488,606	Investments
		—	—	1,620,401	—	—	1,620,401	Unrealized Carry
Other Assets	4,944,098	(974,710)	—	(1,499,332)	—	(193,770)	2,276,286	Other Assets
		—	—	161,225	—	—	161,225	Corporate Real Estate
Total Assets	$45,834,719	(28,659,078)	(1,220,559)	—	—	(193,770)	$15,761,312

Liabilities and Equity
Debt Obligations	21,193,859	(18,429,092)	—	(764,767)	—	—	2,000,000	Debt Obligations - KKR (ex-KFN)
		—	—	764,767	—	—	764,767	Debt Obligations - KFN
		—	—	373,750	—	—	373,750	Preferred Shares - KFN
Other Liabilities	3,978,060	(2,207,518)	(1,220,559)	—	—	(123,284)	426,699	Other Liabilities
Total Liabilities	25,171,919	(20,636,610)	(1,220,559)	373,750	—	(123,284)	3,565,216

Redeemable Noncontrolling Interests	610,540	(610,540)	—	—	—	—

Equity
Series A Preferred Units	332,988	—	—	(332,988)	—	—
Series B Preferred Units	149,566	—	—	(149,566)	—	—
KKR & Co. L.P. Capital - Common Unitholders	6,703,382	214,188	—	(17,446)	4,844,271	(70,486)	11,673,909	Book Value
Noncontrolling Interests	12,866,324	(7,626,116)	—	(373,750)	(4,844,271)	—	22,187	Noncontrolling Interests
		—	—	500,000	—	—	500,000	Preferred Units
Total Liabilities and Equity	$45,834,719	(28,659,078)	(1,220,559)	—	—	(193,770)	$15,761,312

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P. AND OTHER
5	EQUITY IMPACT OF KKR MANAGEMENT HOLDINGS CORP.

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO TOTAL REPORTABLE SEGMENTS BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2016
(Amounts in thousands)

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	5	TOTAL REPORTABLE SEGMENTS BALANCE SHEET

Assets
Cash and Cash Equivalents	$2,508,902	—	—	878,771	—	—	$3,387,673	Cash and Short-term Investments
Investments	31,409,765	(22,249,206)	(987,994)	(1,213,692)	—	—	6,958,873	Investments
		—	—	1,213,692	—	—	1,213,692	Unrealized Carry
Other Assets	5,084,230	(2,118,364)	—	(1,039,996)	—	(314,192)	1,611,678	Other Assets
		—	—	161,225	—	—	161,225	Corporate Real Estate
Total Assets	$39,002,897	(24,367,570)	(987,994)	—	—	(314,192)	$13,333,141

Liabilities and Equity
Debt Obligations	18,544,075	(16,145,515)	—	(398,560)	—	—	2,000,000	Debt Obligations - KKR (ex-KFN)
		—	—	398,560	—	—	398,560	Debt Obligations - KFN
		—	—	373,750	—	—	373,750	Preferred Shares - KFN
Other Liabilities	3,340,739	(1,945,039)	(987,994)	—	—	(163,030)	244,676	Other Liabilities
Total Liabilities	21,884,814	(18,090,554)	(987,994)	373,750	—	(163,030)	3,016,986

Redeemable Noncontrolling Interests	632,348	(632,348)	—	—	—	—

Equity
Series A Preferred Units	332,988	—	—	(332,988)	—	—
Series B Preferred Units	149,566	—	—	(149,566)	—	—
KKR & Co. L.P. Capital - Common Unitholders	5,457,279	118,635	—	(17,446)	4,389,285	(151,162)	9,796,591	Book Value
Noncontrolling Interests	10,545,902	(5,763,303)	—	(373,750)	(4,389,285)	—	19,564	Noncontrolling Interests
		—	—	500,000	—	—	500,000	Preferred Units
Total Liabilities and Equity	$39,002,897	(24,367,570)	(987,994)	—	—	(314,192)	$13,333,141

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P. AND OTHER
5	EQUITY IMPACT OF KKR MANAGEMENT HOLDINGS CORP.

KKR
EXHIBIT D

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units:

	Quarter Ended
	December 31, 2017	September 30, 2017	December 31, 2016
Weighted Average GAAP Common Units Outstanding - Basic	481,165,742	471,758,886	451,154,845
Adjustments:
Weighted Average Unvested Common Units and Other Securities (1)	38,990,841	35,114,291	33,157,959
Weighted Average GAAP Common Units Outstanding - Diluted	520,156,583	506,873,177	484,312,804
Adjustments:
Weighted Average KKR Holdings Units (2)	337,613,731	341,214,527	354,956,041
Weighted Average Adjusted Units	857,770,314	848,087,704	839,268,845

	Year Ended
	December 31, 2017	December 31, 2016
Weighted Average GAAP Common Units Outstanding - Basic	468,282,642	448,905,126
Adjustments:
Weighted Average Unvested Common Units and Other Securities (1)	38,006,329	34,525,922
Weighted Average GAAP Common Units Outstanding - Diluted	506,288,971	483,431,048
Adjustments:
Weighted Average KKR Holdings Units (2)	344,422,095	357,873,788
Weighted Average Adjusted Units	850,711,066	841,304,836

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING (UNAUDITED)

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units, Adjusted Units Eligible for Distribution and Outstanding Adjusted Units:

	As of
	December 31, 2017	December 31, 2016
GAAP Common Units Outstanding - Basic	486,174,736	452,380,335
Unvested Common Units and Other Securities (1)	48,774,597	42,119,756
GAAP Common Units Outstanding - Diluted	534,949,333	494,500,091
Adjustments:
KKR Holdings Units (2)	335,971,334	353,757,398
Adjusted Units	870,920,667	848,257,489
Adjustments:
Unvested Common Units	(46,475,176)	(37,519,436)
Adjusted Units Eligible for Distribution	824,445,491	810,738,053
Adjustments:
Vested Other Securities	(2,299,421)	(4,600,320)
Outstanding Adjusted Units	822,146,070	806,137,733

(1) Represents unvested equity awards granted under the Equity Incentive Plan and other securities that are exchangeable into KKR & Co. L.P common units. The issuance of common units of KKR & Co. L.P. pursuant to such equity awards or other securities dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.
(2) Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.